Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Board of Directors and Stockholders of
Janel Corporation and Subsidiaries

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-222791 and 333-253400) of Janel Corporation of our report dated December 8, 2023 with respect to our audit of the consolidated financial statements of Janel Corporation and Subsidiaries appearing in this Annual Report on Form 10-K of Janel Corporation as of and for the years ended September 30, 2023 and 2022.

/s/Prager Metis CPAs, LLC

Prager Metis CPAs, LLC Basking Ridge, New Jersey December 8, 2023